Calculation of Filing Fee Tables
S-3
REGENXBIO Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 41,430.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number or amount of securities of each identified class are being registered as may from time to time be offered at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, which together shall have an aggregate initial offering price not to exceed $300,000,000. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the securities being registered hereunder includes such indeterminate number of additional securities as may be issuable as a result of stock splits, stock dividends or similar transactions. (2) Each unit will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	REGENXBIO Inc.	S-3	333-269086	03/13/2025		$ 41,430.00	Unallocated (Universal) Shelf			$ 300,000,000.00
Fee Offset Sources		REGENXBIO Inc.	S-3	333-269086		03/13/2025						$ 41,430.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

Offset Note
[2]	The registrant previously paid a registration fee of $45,930.00 with respect to Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-3 (File No. 333-269086), which was filed by the registrant on March 13, 2025 (the "Prior Registration Statement") pertaining to the registration of an indeterminant aggregate initial offering price or number or amount of securities with an aggregate initial offering price not to exceed $300,000,000, all of which remained unsold. Pursuant to Rule 457(p) under the Securities Act, the registrant is entitled to offset the full registration fee of $45,930.00 with respect to unsold securities registered under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A